UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

As previously disclosed, Cathay General Bancorp (“Cathay”) and Bank SinoPac Co. Ltd. (“SinoPac”) entered into a Stock Purchase Agreement dated July 8, 2016 (the “SPA”) providing for the acquisition (the “Acquisition”) by Cathay of SinoPac Bancorp, the U.S. subsidiary of SinoPac and the parent company of Far East National Bank. On June 23, 2017, Cathay and SinoPac agreed to extend the “end date” under the SPA from July 8, 2017 to September 20, 2017. While Cathay has obtained all required U.S. regulatory approvals, the Acquisition remains subject to SinoPac obtaining approval by the Financial Supervisory Commission (“FSC”) in Taiwan. Cathay is not able to provide any assurance regarding the timing or receipt of FSC approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY GENERAL BANCORP
Date: June 23, 2017

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief
Financial Officer